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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of Prison Realty Corporation of our report dated March 15, 1999 relating to the consolidated financial statements of Prison Realty Corporation and Subsidiaries included in Prison Realty Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                                       ARTHUR ANDERSEN LLP

Nashville, Tennessee
May 3, 1999